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                                                                     EXHIBIT 5.1


                [ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]

                               February 12, 2001


Onyx Software Corporation
3180 139th Avenue SE, Suite 500
Bellevue, WA 98005

     Re: Onyx Software Corporation Registration Statement on Form S-8 for 2001 Nonofficer Employee Stock Compensation Plan, Stock Option
          Agreements dated January 5, 2001 between the Company and Kevin Corcoran and Stock Option Agreement dated January 30, 2001 between the Company and Leslie Rechan

Ladies and Gentlemen:

     We have acted as counsel to Onyx Software Corporation (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), that the Company is filing with the Securities and Exchange Commission with respect to 1,855,282 shares of Common Stock, $0.01 par value per share, issuable pursuant to the Onyx Software Corporation 2001 Nonofficer Employee Stock Compensation Plan (the "Plan"), two Stock Option Agreements, each dated January 5, 2001, between the Company and Kevin Corcoran and the Stock Option Agreement, dated January 30, 2001, between the Company and Leslie Rechan (together, the "Option Agreements").

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based on and subject to the foregoing, we are of the opinion that any shares of Company Common Stock that may be issued pursuant to the Plan and the Option Agreements have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such shares and the sale of such shares by the Company in accordance with the terms of the Option Agreements and the Plan, and the receipt of consideration for such shares in accordance with the terms of the Option Agreements and the Plan, such shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                 Very truly yours,

                                /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP